CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-KSB of Viva International, Inc. for the Quarter Ended December 31, 2004, I, Syed A. Hasan, Chief Executive Officer and I Robert J. Scott Chief Financial Officer of Viva International, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report on Form 10-KSB for the year ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Viva International, Inc.

Dated: May 4, 2005

VIVA INTERNATIONAL, INC.

/s/	Robert J. Scott Robert J. Scott Chief Financial Officer

/s/	Syed A. Hasan Syed A. Hasan Chief Executive Officer & Board member